SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549


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                                       FORM 8-K


                                    CURRENT REPORT


                        Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934


       Date of Report (date of earliest event reported):  March 28, 1996
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                               Warner Insurance Services, Inc.
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                (Exact name or registrant as specified in its charter)



                 Delaware                  0-13124            13-2698053
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       (State or other jurisdiction of   (Commission      (IRS Employer
       incorporation or organization)    File Number)     Identification No.)


              17-01 Pollitt Drive, Fair Lawn, New Jersey        07410
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               (Address of principal executive offices)       (Zip Code)



       Registrant's telephone number, including area code:   (201) 794-4800
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                                         N/A
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              (Former name or former address, if changed since last report.)


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           Item 5.   Other Events.
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                      On March 31, 1996 (the "Closing Date"), Warner
           Insurance Services, Inc., a Delaware corporation ("Warner"), entered into a series of transactions with Software Investments Limited ("SIL") and Care Corporation Limited ("Care") involving a capital infusion by SIL and the grant by Care to Warner of an exclusive license for the Care software system for use in the workers' compensation and group health claims administration markets in Canada, Mexico and Central and South America. Both SIL and Care are controlled by The Care Trust, a Jersey, Channel Islands Discretionary Settlement, the beneficiaries of which are the family interests of Mark D. Johnston.

                     The capital infusion by SIL initially amounts to $3,022,391 and is in the form of the sale by Warner to SIL of an aggregate of 1,412,758 shares of common stock, par value $.01 per share, of Warner ("Common Stock") for $2.00 per share and the sale by Warner to SIL of five-year warrants, at $1.00 per warrant, to purchase an aggregate of 196,875 shares of Warner Common Stock at $2.00 per share. A portion of such funds was used to fund a $1.6 million settlement with Clarendon National Insurance Company ("Clarendon"), the one customer/creditor which did not participate in the restructuring transaction announced by Warner on March 4, 1996 (the "Restructuring").

                     In addition, Warner has assigned to SIL the rights Warner retained in the Restructuring to repurchase (a), for a period of six months from March 1, 1996, 1,628,100 shares, which represents one-half of the Warner Common Stock issued as part of the Restructuring, at a cash purchase price equal to the greater of $3.00 or 50% of the then market price per share of Warner Common Stock and (b) five-years warrants to acquire 776,562 shares of Warner Common Stock, which represents one-half of the warrants issued as part of the Restructuring, at $2.00 per share at a purchase price of $1.00 per warrant. SIL has agreed to acquire the warrants within 30 days from the Closing Date and to exercise such warrants within 5 days of its acquisition, which, upon exercise and payment, will result in Warner receiving an additional $1,553,124.

                     As part of the overall transaction, Care has granted to Warner an exclusive license for the Care software system for use in the workers' compensation and group health claims administration markets in Canada, Mexico and Central and South America in exchange for 2,500,000 shares of Warner Common Stock. If the license results in $5,000,000 or more in revenue by Warner during the three years following the Closing Date, then the shares will be fully earned. Otherwise, depending on the level of revenue reached, Warner will have the right to repurchase portions of the shares at $.01 per share based upon revenues actually achieved. Based on aggregate net sales in excess of $10,000,000 from a maximum of two separate sales during such three period, Warner may be required to grant to Care five-year warrants to buy an additional 1,000,000 shares of Warner Common Stock at $2.00.

           Item 7.   Financial Statements and Exhibits.
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                The following exhibits are filed as a part of this report.

                (c)  Exhibits:


                10.1  Stock Purchase Agreement, dated as of March 31, 1996

                10.2  Assignment of Repurchase Rights, dated as of March
                      31, 1996

                10.3  Warrant, dated as of March 31, 1996

                10.4 Exclusive Software License Agreement, dated as of March 31, 1996

                10.5  Settlement Agreement, dated as of March 28, 1996

                99.   Press Release of Warner, dated April 3, 1996

                                      SIGNATURES

                     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         WARNER INSURANCE SERVICES, INC.



           Dated:  April 8, 1996         By:  /s/ Raul F. Calvo
                                             ---------------------------
                                              Name:     Raul F. Calvo
                                              Title:    Vice President

                                    EXHIBIT INDEX

           Exhibit   Description
           -------   -----------

           10.1      Stock Purchase Agreement, dated as of March 31, 1996

           10.2      Assignment  of Repurchase Rights,  dated as  of March
                     31, 1996

           10.3      Warrant, dated as of March 31, 1996

           10.4      Exclusive  Software  License Agreement,  dated  as of
                     March 31, 1996

           10.5      Settlement Agreement, dated as of March 28, 1996

           99.       Press Release of Warner, dated April 3, 1996